SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of Earliest Event Reported): November 12, 2004

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487

(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (561) 893-0101

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     In a letter dated November 12, 2004, Benjamin R. Civiletti resigned from the board of directors of The GEO Group, Inc. (“GEO”). Prior to his resignation from GEO’s board, Mr. Civiletii was the Chairman of the GEO board’s Nominating and Corporate Governance Committee, and a member of the GEO board’s Audit & Finance Committee, Operations and Oversight Committee and Independent Committee.

     In his resignation letter, a copy of which is attached as Exhibit 99.1 to this Form 8-K, Mr. Civiletti stated that while the “leadership, hard work, and vision of [Mr. George C. Zoley, GEO’s Chairman and CEO] over the past decade have been outstanding,” he has “not agreed with the recent positions of management.” Mr. Civiletti did not provide any additional reasons for his resignation and GEO does not think it would be appropriate to speculate on any such reasons.

     GEO will provide Mr. Civiletti with a copy of the disclosures it is making in response to this Item 5.02 no later than the date that this Form 8-K is filed with the Securities and Exchange Commission. GEO will provide Mr. Civiletti with the opportunity to furnish GEO, as promptly as possible, with a letter addressed to GEO stating whether he agrees with the statements made by GEO in response to this Item 5.02 and if not, stating the respects in which he does not agree. Upon the receipt of any such letter from Mr. Civiletti, GEO will file the letter as an exhibit by an amendment to this Form 8-K, no later than two (2) business days following its receipt.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

99.1	Letter from Benjamin R. Civiletti to Dr. George C. Zoley, dated November 12, 2004, resigning from the board of directors of The GEO Group, Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.
Date: November 17, 2004	By:	/s/ John G. O'Rourke
John G. O'Rourke
Senior Vice President – Finance and Chief Financial Officer (Principal Financial Officer and duly authorized signatory)

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Letter from Benjamin R. Civiletti to Dr. George C. Zoley, dated November 12, 2004, resigning from the board of directors of The GEO Group, Inc.

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